Contact: Neenah, Inc.
Bill McCarthy
Vice President-Investor Relations
678-518-3278

Neenah Announces Organizational Realignment
and Appoints Julie A. Schertell as COO

ALPHARETTA, GEORGIA - December 16, 2019 - Neenah, Inc. (NYSE: NP) today announced that Julie A. Schertell has been named Chief Operating Officer (COO), reporting to John O’Donnell, Chief Executive Officer, effective January 1. Ms. Schertell joined Neenah in 2008 and is currently Senior Vice President and President of Technical Products. Previous positions Ms. Schertell has held in Neenah have included President - Fine Paper & Packaging, and Vice-President- Fine Paper Sales, Marketing and Supply Chain. Prior to joining Neenah, Ms. Schertell worked at Georgia-Pacific Corporation, starting her career at a manufacturing facility, and holding subsequent business leadership positions in Finance, Supply Chain, and Sales and Marketing. In her new role Ms. Schertell will have direct overall responsibility for both Neenah’s Technical Products and Fine Paper and Packaging businesses.
With this change, the company will implement a functionally-driven organization across all businesses. In this new structure, Byron Racki, currently Senior Vice President and President- Fine Paper & Packaging, has been named Senior VP - Sales & Marketing, with responsibility for revenue generating strategies and commercial activities across the company. Ron Lane, Senior VP- Operations, will continue to be responsible for company-wide global manufacturing cost performance and efficiency efforts. Both Mr. Racki and Mr. Lane, as well as the Human Resource and Information Technology functions, will report directly to Ms. Schertell.
"Julie's leadership abilities, coupled with her deep knowledge of Neenah and broad business background, make her well-prepared for this important role. As COO, Julie will have clear responsibility for the implementation of our operating strategies," said Mr. O’Donnell. “The new functional realignment will allow us to deliver on our ongoing improvement expectations in a productive and effective manner, and I’m confident that this change will support the acceleration of growth and deliver meaningful ongoing operating efficiencies.”
About Neenah
Neenah is a leading global specialty materials company focused on premium niche markets that value performance and image. Key products and markets include advanced filtration media, specialized performance substrates used for digital transfer, tape and abrasive backings, labels and other products, and premium printing and packaging papers. The Company is headquartered in Alpharetta, Georgia and its products are sold in over 80 countries worldwide from manufacturing operations in the United States, Europe and the United Kingdom. Additional information can be found at the Company's web site, www.neenah.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the U.S. Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the PSLRA and we caution investors that any forward-looking statements we make are not guarantees or indicative of future performance. These forward-looking statements rely on a number of assumptions concerning future events and are subject to risks, uncertainties and other factors, many of which are outside of our control and could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not necessarily limited to, those set forth under the captions “Cautionary Note Regarding Forward-Looking Statements” and/or “Risk Factors” of our latest Form 10-K filed with the SEC as periodically updated by subsequently filed Form 10-Qs (these securities filings can be located on our website at www.neenah.com). Unless specifically required by law, we assume no obligation to update or revise these forward-looking statements to reflect new events or circumstances.  These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws.